UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2007
Sucampo Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	13-3929237

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, Suite 300 Bethesda, Maryland	20814

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
In connection with the appointment of Anthony C. Celeste as a member of the registrant’s Board of Directors, as described in Item 5.02 below, the registrant entered into an Indemnification Agreement with Mr. Celeste effective October 18, 2007. This Indemnification Agreement, among other things, provides that the registrant will indemnify Mr. Celeste to the fullest extent permitted by law for claims arising in his capacity as a director of the registrant. The Indemnification Agreement also establishes the procedures that will apply in the event Mr. Celeste makes a claim for indemnification. The Indemnification Agreement is substantially identical to agreements previously entered into between the registrant and its other directors.
On October 17, 2007, the Compensation Committee of the registrant’s Board of Directors approved an amendment to the Employment Agreement, dated June 16, 2006, between the registrant and Dr. Ryuji Ueno, the registrant’s Chief Executive Officer. This amendment will remove the provision contained in the Employment Agreement that prohibits Dr. Ueno from receiving stock options and other equity awards from the registrant as long as he and his wife continue to own collectively at least 50% of the class A common stock and class B common stock of the registrant.
On October 18, 2007, the Board of Directors approved an amendment to the registrant’s 2006 Stock Incentive Plan. This Plan includes an “evergreen” provision by which the number of shares of the registrant’s class A common stock available for issuance under the Plan increases automatically on the first day of each calendar year by a number equal to 5% of the aggregate number of shares of the registrant’s class A common stock and class B common stock outstanding on such date, or such lesser number as the Board of Directors may determine. As amended, the Plan will provide that the number of shares of class A common stock included in each annual increase will be 500,000, or such lesser number as the Board of Directors may determine.
On October 18, 2007, the Board of Directors also determined that the amount of the increase in the shares available for issuance under the 2006 Stock Incentive Plan as of January 1, 2008, pursuant to the “evergreen” provision, would be zero.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 18, 2007, the Board of Directors increased the number of directors constituting the registrant’s Board of Directors to six and appointed Anthony C. Celeste to the resulting vacancy. Mr. Celeste, age 69, is a Senior Vice President at Kendle International Inc., a global provider of clinical research services.
On October 18, 2007, the Board of Directors approved a transition plan for the position of the registrant’s Chief Financial Officer. Ronald W. Kaiser, the registrant’s current Chief Financial Officer, will continue to serve in that role through the end of 2007. The Board also approved the appointment of Mariam M. Morris as Chief Financial Officer beginning on January 1, 2008. Ms. Morris is the registrant’s current Chief Accounting Officer and served as its Chief Financial Officer from March 2006 to December 2006. Prior to that, she served as the registrant’s Director of Finance from February 2004 to March 2006. Mr. Kaiser is expected to remain as a consultant to the registrant in 2008 to assist with the transition.
The press release issued in connection with the announcement of Mr. Celeste’s appointment to the Board of Directors and the Chief Financial Officer transition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On October 17, 2007, the Compensation Committee of the Board of Directors of the registrant approved salary increases for some of its executive officers. These increases will be effective retroactively to June 1, 2007. The new annual salaries for these executive officers are:

Ryuji Ueno, M.D., Ph.D., Ph.D., Chief Executive Officer and Chief Scientific Officer	$500,000
Mariam E. Morris, Chief Accounting Officer	$168,000
Brad E. Fackler, Executive Vice President of Commercial Operations	$231,000
Gayle R. Dolecek, Senior Vice President of Research and Development	$170,000
Kei Tolliver, Vice President of Business Development and Operations	$124,000

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
             99.1 Press Release issued by the registrant on October 24, 2007 announcing the registrant’s CFO transition plan and the appointment of Anthony C. Celeste to the registrant’s Board of Directors.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: October 24, 2007	By:	/s/ RONALD W. KAISER
		Name:	Ronald W. Kaiser
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the registrant on October 24, 2007 announcing the registrant’s CFO transition plan and the appointment of Anthony C. Celeste to the registrant’s Board of Directors.